UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

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LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 E. McKinney Street, Suite 1000 Dallas, Texas		75202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement

On July 17, 2023, Landsea Homes Corporation, a Delaware corporation (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with U.S. Bank Trust Company, National Association, as the agent, and the various purchasers named therein (the “Purchasers”). All capitalized terms used and not defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

The Note Purchase Agreement provides for the private placement of $250,000,000 aggregate principal amount of 11.0% senior notes due 2028 (the “Notes”). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) that entered into a subsidiary guaranty (the “Subsidiary Guaranty”) and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company and the Subsidiary Guarantors. The Notes will pay interest semiannually on the last business day of each June and each December in each year until their maturity. The Company intends to use the net proceeds from the sale of the Notes to pay down a portion of the outstanding borrowings under its revolving credit facility and for working capital and general corporate purposes.

On or prior to July 17, 2025, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the applicable redemption date plus a “make-whole” amount calculated at the applicable Treasury Rate, plus 50 basis points. At any time after July 17, 2025 and on or prior to July 17, 2026, the Company may redeem some or all of the Notes at a price equal to 107.33% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the applicable redemption date. At any time after July 17, 2026 and on or prior to July 17, 2027, the Company may redeem some or all of the Notes at a price equal to 103.67% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the applicable redemption date. After July 17, 2027, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the applicable redemption date.

Further, upon the occurrence of certain Change of Control events, holders of the Notes will have the right to require that the Company purchase such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The Note Purchase Agreement also contains certain mandatory prepayment provisions requiring the Company to make an offer to repurchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, in the event that the Company incurs certain types of indebtedness not otherwise permitted to be incurred under the Note Purchase Agreement or receives net cash proceeds from asset dispositions in excess of $15,000,000 in the aggregate in any fiscal year, subject to certain exceptions, including for ordinary course dispositions.

The Note Purchase Agreement and the Subsidiary Guaranty contains customary representations and warranties of the Company and the Subsidiary Guarantors, as well as certain affirmative covenants, including delivery of certain financial reports and compliance certificates, maintenance of existence, compliance with laws, material contracts, and certain negative covenants, including limitations on transactions with affiliates, mergers and consolidation, dispositions, liens and indebtedness. The Note Purchase Agreement also contains certain financial covenants, including, a maximum leverage ratio and minimum interest coverage ratio. These covenants are subject to a number of limitations and exceptions set forth in the Note Purchase Agreement.

Subject to the terms of the Note Purchase Agreement and the Notes, upon the occurrence of certain bankruptcy events of default, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs, including, but not limited to, non-payment, breach of covenants, cross defaults, the Agent may at the direction of the Required Holders declare all Notes then outstanding to be due and payable.

The Notes will be offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or any state securities laws. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the form of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, on July 18, 2023, the Company issued a press release related to the Company’s entry into the Note Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above under the heading “Note Purchase Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Note Purchase Agreement, dated as of July 17, 2023, by and among Landsea Homes Corporation, U.S. Bank Trust Company, National Association, as the agent, and the purchasers named therein.
99.1	Press release dated July 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: July 18, 2023	By:	/s/ Franco Tenerelli
Name: Franco Tenerelli
Title: EVP, Chief Legal Officer and Secretary